NEWS BULLETIN

For Further Information:

AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro Chairman & CEO (312) 346-8100	Leslie Loyet Tim Grace Analysts/Investors Media Inquires (312) 640-6672 (312) 640-6667 lloyet@frbir.com tgrace@frbir.com

FOR IMMEDIATE RELEASE	NYSE: ORI
THURSDAY, OCTOBER 25, 2007

OLD REPUBLIC REPORTS THIRD QUARTER AND FIRST NINE MONTHS 2007 FINANCIAL RESULTS

Chicago-October 25, 2007-Old Republic International Corporation (NYSE: ORI), today reported the following results for the third quarter and first nine months of 2007:

Financial Highlights
(unaudited; amounts in millions except per share data and percentages)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Operating Revenues	$1,025.9	$962.6	6.6%	$3,015.7	$2,838.8	6.2%
Net Operating Income	26.6	114.7	-76.7	238.9	348.5	-31.4
Net Income	29.2	116.1	-74.8	252.1	360.2	-30.0
Diluted Earnings Per Share:
Net Operating Income	0.11	0.49	-77.6	1.02	1.50	-32.0
Net Income	$0.12	$0.50	-76.0%	1.08	1.55	-30.3
Book Value Per Share				$19.81	$18.71	5.9%

Consolidated results for this year’s third quarter and first nine months were constrained by difficult operating environments for insurance provided to the housing and mortgage lending industries. As a consequence, Old Republic’s Mortgage Guaranty and Title insurance lines sustained significant reductions in underwriting profitability. Both segments registered pretax operating losses in this year’s third quarter and substantial year-over-year reductions in profits for the nine months ended September 30, 2007. Increased profitability in the Company’s General Insurance business provided a meaningful counterbalance to Mortgage Guaranty and Title insurance results but its earnings contribution was not sufficient to offset fully the profit downturn in those two segments.

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Consolidated Results – The major components of Old Republic’s consolidated results were as follows for the periods shown:

	Quarters Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Operating revenues:
General insurance	$619.5	$551.1	12.4%	$1,821.5	$1,599.6	13.9%
Mortgage guaranty	157.0	132.0	18.9	443.4	394.3	12.4
Title insurance	226.1	254.5	-11.1	679.9	768.7	-11.5
Corporate and other	23.1	24.9		70.7	76.0
Total	$1,025.9	$962.6	6.6%	$3,015.7	$2,838.8	6.2%
Pretax operating income (loss):
General insurance	$112.7	$96.0	17.5%	$324.5	$298.3	8.8%
Mortgage guaranty	(83.0)	58.1	-242.8	2.1	182.0	-98.8
Title insurance	(3.3)	10.9	-130.6	1.0	30.6	-96.6
Corporate and other	4.6	1.8		9.9	(1.5)
Sub-total	31.0	166.8	-81.4	337.6	509.5	-33.7
Realized investment gains (losses):
From sales	3.9	2.2		20.3	17.9
From impairments	-	-		-	-
Net realized investment gains	3.9	2.2		20.3	17.9
Consolidated pretax income	35.0	169.1	-79.3	357.9	527.4	-32.1
Income taxes	5.8	52.9	-89.0	105.7	167.2	-36.8
Net income	$29.2	$116.1	-74.8%	$252.1	$360.2	-30.0%
Consolidated underwriting ratio:
Benefits and claims ratio	66.4%	46.2%		55.6%	44.6%
Expense ratio	40.2	43.9		41.7	44.7
Composite ratio	106.6%	90.1%		97.3%	89.3%
Components of diluted net income per share:
Net operating income	$0.11	$0.49	-77.6%	$1.02	$1.50	-32.0%
Net realized investment gains	0.01	0.01		.06	.05
Net income	$0.12	$0.50	-76.0%	$1.08	$1.55	-30.3%

        Note: In this and all other tables and statements, dollar amounts are stated in millions, except per share data.

The above table shows both operating and net income to highlight the effects of realized investment gain or loss recognition and any non-recurring items on period-to-period comparisons. Operating income, however, does not replace net income computed in accordance with Generally Accepted Accounting Principles (“GAAP”) as a measure of total profitability.

The recognition of realized investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. Likewise, non-recurring items which may emerge from time to time, can distort the comparability of the Company’s results from period to period. Accordingly, management uses net operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, and believes its use enhances an understanding of Old Republic’s basic business results.

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General Insurance Results – Favorable year-over-year earnings comparisons for Old Republic’s General Insurance Group resulted from very positive underwriting performance and continued growth of net investment income. Key indicators of that performance follow:

	Quarters Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Net premiums earned	$549.5	$492.7	11.5%	$1,611.4	$1,425.7	13.0%
Net investment income	65.3	55.1	18.6	192.8	161.8	19.2
Pretax operating income	$112.7	$96.0	17.5%	$324.5	$298.3	8.8%

Claims ratio	67.7%	67.3%		66.5%	65.8%
Expense ratio	23.0	24.3		24.5	24.5
Composite ratio	90.7%	91.6%		91.0%	90.3%

Substantially all general insurance premium growth in this year’s third quarter and first nine months stemmed from a new book of contractors liability insurance acquired in late 2006. Premiums from all other sources combined were slightly higher as a moderately declining rate environment is making it more difficult to retain or attract business meeting Old Republic’s underwriting standards. Premium production aside, however, the composite ratio of claim costs and expenses, the most widely accepted indicator of underwriting performance in the industry, continued at the very favorable levels shown in the above table. This marks the 22nd consecutive quarter of positive underwriting performance for the Company’s general insurance business. Net investment income for the latest reporting periods of 2007 reflected continued growth by virtue of a greater invested asset base and slightly higher investment yields.

Mortgage Guaranty Results – A substantial increase in claims costs in this year’s third quarter drove Mortgage Guaranty operating results into negative territory for the first time in 19 years. Key indicators of this reversal in profitability are shown below.

	Quarters Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Net premiums earned	$133.9	$110.7	21.0%	$377.0	$330.0	14.2%
Net investment income	19.9	18.4	8.1	57.9	55.3	4.7
Pretax operating income (loss)	$(83.0)	$58.1	-242.8%	$2.1	$182.0	-98.8%

Claims ratio	161.9%	42.5%		96.4%	39.0%
Expense ratio	15.0	21.7		18.4	22.6
Composite ratio	176.9%	64.2%		114.8%	61.6%

Mortgage Guaranty premiums rebounded throughout 2007 due to greater utilization of traditional mortgage insurance products by lending institutions. Higher persistency of traditional insured loans underwritten in prior years improved to 76.6 percent as of September 30, 2007 from 71.0 percent as of the same date in 2006. An unprecedented, cyclical downturn in housing and related mortgage finance markets, however, contributed to much higher claim costs. Such costs reflect a continuation of unfavorable loan default trends since 2006, most pronouncedly in this year’s third quarter. Loans in default status rose by 18.6 percent in the latest quarter compared with average increases of 6.1 percent in several recent quarters. While year-to-date paid loss ratios were 13.7 percent higher when compared to the nine months ended in September, 2006, greater claim reserve provisions were required to address a deteriorating claims environment. As of September 30, 2007, claim reserves of $466.5 were 102.0 percent higher than the like amount twelve months earlier. Year over year, however, the most significant factor in these regards stems from greater claim severity emanating from higher insured values and fewer loss mitigation opportunities. A declining home price environment, reduced home sales activity, and tighter lending standards in most parts of the nation have conspired to reduce such opportunities. As a consequence of all these factors, the composite ratios of claims and expenses were materially unfavorable for the third quarter and first nine months of this year. In the circumstances, the Company does not expect claims costs to return to more normal levels before 2009.

The statistical table accompanying this report provides a comparison of the key factors underlying mortgage guaranty premium growth and rising claim costs.

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Title Insurance Results – Old Republic’s Title insurance segment registered a reduction in profitability in this year’s third quarter. Key performance indicators follow:
	Quarters Ended September 30,			Nine Months Ended September 30,
	2007	2006	Change	2007	2006	Change
Net premiums and fees earned	$219.1	$247.8	-11.6%	$658.7	$748.5	-12.0%
Net investment income	6.7	6.5	2.2	20.2	19.9	1.9
Pretax operating income (loss)	$(3.3)	$10.9	-130.6%	$1.0	$30.6	-96.6%

Claims ratio	6.8%	6.0%		6.4%	6.0%
Expense ratio	97.5	92.2		96.3	92.4
Composite ratio	104.3%	98.2%		102.7%	98.4%

The Company’s title business experienced further reductions in premium and fee revenues amid a continuing downturn in the housing and related mortgage lending industries. Consistent with the experience of the prior eighteen months, direct production facilities in the Western United States sustained the greatest adverse impact in the latest quarter.

Consolidated title premium and fee revenues dropped by 11.6 percent in this year’s third quarter, while operating expenses fell by a lesser 6.2 percent. For the first nine months of the year, these amounts declined by 12.0 percent and 8.1 percent, respectively. Significant efforts to reduce operating costs have been made in the past several quarters but substantial challenges remain in redressing the imbalance between operating revenues and certain relatively fixed costs. In combination with a slightly higher claims ratio, these fluctuations produced the negative underwriting margins evidenced by the composite ratios shown in the above table. At this juncture, the Company believes that current market conditions affecting the title industry are not likely to improve much before 2009.

Corporate and Other Operations – Old Republic’s small life and health business, and the net costs associated with the parent holding company and its corporate services subsidiaries produced higher income contributions in 2007. Period-to-period variability in the results of these relatively minor elements of the Company’s operations usually stems from the volatility inherent to the Company’s small scaled life and health business, fluctuations in the timing of expense recognition related to such variable costs as stock option expenses, interest income on intercompany financing arrangements, and costs associated with a relatively small debt level.

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Cash, Invested Assets, and Shareholders’ Equity – The following table reflects Old Republic’s consolidated cash and invested assets as well as shareholders’ equity at the dates shown:
				% Change
	September 2007	December 2006	September 2006	Sept ‘07/ Dec ‘06	Sept ‘07/ Sept ‘06
Cash and invested assets	$8,762.4	$8,230.8	$7,839.3	6.4%	11.8%

Shareholders’ equity:
Total	4,563.9	4,369.2	4,311.6	4.5	5.9
Per share	$19.81	$18.91	$18.71	4.8%	5.9%

Composition of shareholders’ equity per share:
Equity before items below	$19.37	$18.72	$18.42	3.5%	5.2%
Unrealized investment gains or losses and other accumulated comprehensive income	0.44	0.19	0.29
Total	$19.81	$18.91	$18.71	4.8%	5.9%

Cash flow from operating activities of $642.7 for the first nine months of 2007 compares with the $557.1 registered in the same period of 2006. These cash flows were additive to the invested asset base although their full benefit was curbed somewhat by the June 2007 repayment of matured corporate debt of $115.0. Through September 30, 2007 the Company raised its commercial paper borrowings by $71.0 to $90.0 to accommodate general corporate uses.

The investment portfolio reflects a current allocation of approximately 85 percent to fixed-maturity securities and 9 percent to equities most of which are committed to several indexed stock portfolios. As has been the case for many years, Old Republic’s invested assets are managed in consideration of enterprise-wide risk management objectives and to assure solid funding of its subsidiaries’ long-term obligations to insurance policyholders and other beneficiaries. As a result, it contains little or no exposure to real estate investments, mortgage-backed securities, collateralized debt obligations, derivatives, junk bonds, illiquid private equity investments, or mortgage loans.

Substantially all of the changes in the shareholders’ equity account for the periods reported upon reflect earnings retained in excess of dividend payments.  Pursuant to standing authority, the Company reacquired a total of 1,566,100 shares of its common stock during this year’s third quarter for $28.3 or $18.13 per share.  A summary of all changes affecting book value per share follows:

	Nine Months Ended September 30, 2007	Fiscal Year Ended September 30, 2007
Beginning book value per share	$18.91	$18.71
Changes in shareholders’ equity for the periods:
Net operating income	1.03	1.49
Net realized investment gains (losses)	.06	.06
Net unrealized investment gains (losses)	.16	.22
Cash dividends	(.47)	(.62)
Treasury stock acquired	.01	.01
Stock issuance, foreign exchange, and other transactions	.11	(.06)
Net change	.90	1.10
Ending book value per share	$19.81	$19.81

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Conference Call Information
Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its third quarter 2007 performance and review major operating trends and business developments. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software.

Investors may access a replay of the call by dialing 888-203-1112, passcode 4461318, which will be available through November 1, 2007. The replay will also be available on Old Republic International’s website through November 25, 2007.

About Old Republic
Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property & liability, mortgage guaranty, and title insurance fields. One of the nation’s 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $13.1 billion and shareholders’ equity of $4.5 billion or $19.81 per share. Its current stock market valuation is approximately $3.6 billion, or $15.62 per share.

The nature of Old Republic’s business demands that it be managed for the long run. For the 25 years ended in 2006, the Company’s total market return, with dividends reinvested, has grown at a compounded annual rate of 15.8 percent per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 13.3 percent annual compound rate. During those years, Old Republic’s shareholders’ equity account, inclusive of cash dividends, has risen at an average annual rate of 14.1 percent per share, and the regular cash dividend has grown at a 10.1 percent annual compound rate. According to the Fall 2007 edition of Mergent’s Dividend Achievers, Old Republic is one of just 117 companies, out of 10,000-plus publicly held corporations, that have posted at least 25 consecutive years of annual dividend growth.

Safe Harbor Statement
Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and other Company-published reports, as well as oral statements or commentaries made by the Company’s management in conference calls following earnings releases, can constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company’s future performance. With regard to Old Republic’s General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage  Guaranty and Title  Insurance results can  be affected by similar factors and,  most particularly,  by changes in national and regional

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housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage Guaranty results, in particular, may also be affected by various risk-sharing arrangements with business producers, as well as the risk management and pricing policies of government-sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company’s widespread operations. A more detailed discussion of all the foregoing risks appears in Part I, Item 1A - Risk Factors, of the Company’s 2006 Form 10-K, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For the latest news releases and other corporate documents on Old Republic:
Please write to:
Investor Relations
Old Republic International Corporation
307 North Michigan Avenue
Chicago, IL  60601
312-346-8100

or visit us at www.oldrepublic.com

Financial Tables Follow….

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Old Republic International Corporation
Financial Summary (Unaudited)

	September 30,	December 31,	September 30,
FINANCIAL POSITION SUMMARY:	2007	2006	2006
Assets:
Cash and fixed maturity securities	$7,829.2	$7,397.9	$7,057.7
Equity securities	760.9	669.1	630.5
Other invested assets	172.3	163.7	151.1
Cash and invested assets	8,762.4	8,230.8	7,839.3
Accounts and premiums receivable	936.1	962.1	828.2
Federal income tax recoverable: current	-	15.5	5.4
Reinsurance balances recoverable	2,249.9	2,231.3	2,317.5
Prepaid federal income taxes	536.5	468.4	468.4
Sundry assets	687.9	703.9	654.0
Total	$13,173.1	$12,612.2	$12,113.1
Liabilities and Shareholders’ Equity:
Policy liabilities	$1,458.3	$1,398.1	$1,349.1
Benefit and claim reserves	5,908.4	5,534.7	5,240.0
Federal income tax payable: current	9.7	-	-
Federal income tax payable: deferred	462.7	469.4	459.8
Debt	93.8	144.3	144.0
Sundry liabilities	675.9	696.4	608.4
Shareholders’ equity	4,563.9	4,369.2	4,311.6
Total	$13,173.1	$12,612.2	$12,113.1

INCOME STATEMENT SUMMARY:	Quarters Ended September 30,		Nine Months Ended September 30,		Fiscal Twelve Months Ended September 30,
	2007	2006	2007	2006	2007	2006
Net premiums and fees earned	$921.1	$869.2	$2,704.2	$2,561.5	$3,543.2	$3,448.0
Net investment income	95.1	85.6	280.4	250.9	371.0	331.7
Net realized investment gains	3.9	2.2	20.3	17.9	21.3	58.3
Other income	9.6	7.7	31.1	26.2	37.9	44.5
Total revenues	1,029.8	964.9	3,036.0	2,856.7	3,973.5	3,882.7
Benefits and claims	611.8	401.9	1,503.2	1,141.3	1,901.5	1,515.0
Sales and other expenses	382.9	393.8	1,174.8	1,187.8	1,561.3	1,628.7
Total expenses	994.8	795.7	2,678.1	2,329.2	3,462.9	3,143.7
Revenues, net of expenses	35.0	169.1	357.9	527.4	510.6	738.9
Income taxes	5.8	52.9	105.7	167.2	153.8	235.6
Net income	$29.2	$116.1	$252.1	$360.2	$356.7	$503.3

COMMON STOCK STATISTICS (a):
Net income: Basic	$.13	$.50	$1.09	$1.56	$1.55	$2.18
Diluted	$.12	$.50	$1.08	$1.55	$1.52	$2.16
Components of earnings per share:
Basic, net operating income	$.12	$.49	$1.03	$1.51	$1.49	$2.02
Realized investment gains	.01	.01	.06	.05	.06	.16
Basic net income	$.13	$.50	$1.09	$1.56	$1.55	$2.18
Diluted, net operating income	$.11	$.49	$1.02	$1.50	$1.46	$2.00
Realized investment gains	.01	.01	.06	.05	.06	.16
Diluted net income	$.12	$.50	$1.08	$1.55	$1.52	$2.16
Cash dividends on common stock:
Regular	$.160	$.150	$.470	$.440	$.620	$.576
Special (b)	-	-	-	-	-	.800
Total	$.160	$.150	$.470	$.440	$.620	$1.376
Stock dividends	-%	-%	-%	-%	-%	25%
Book value per share					$19.81	$18.71
Common shares outstanding:
Average basic	231,014,468	230,470,356	231,627,204	230,456,409	231,309,353	230,436,013
Average diluted	232,298,642	232,517,359	233,448,109	232,551,819	233,310,027	232,814,754
Actual, end of period					230,404,322	230,480,228

(a) Per share statistics herein have been adjusted to reflect all stock dividends or splits declared through September 30, 2007.
(b) In December 2005, a special cash dividend of $.800 per share was declared and paid.

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Old Republic International Corporation
Segmented Operating Summary (Unaudited)

Net							Pretax	Composite
Premiums	Net				Sales &		Operating	Under-
& Fees	Investment	Other	Operating	Benefits	Other	Total	Income	writing
Earned	Income	Income	Revenues	& Claims	Expenses	Expenses	(Loss)	Ratios

Quarter Ended September 30, 2007

General	$549.5	$65.3	$4.7	$619.5	$371.8	$134.9	$506.7	$112.7	90.7%
Mortgage	133.9	19.9	3.1	157.0	216.8	23.2	240.0	(83.0)	176.9
Title	219.1	6.7	.3	226.1	14.9	214.5	229.5	(3.3)	104.3
Other	18.6	3.0	1.4	23.1	8.2	10.2	18.4	4.6	-
Consolidated	$921.1	$95.1	$9.6	$1,025.9	$611.8	$382.9	$994.8	$31.0	106.6%

Quarter Ended September 30, 2006

General	$492.7	$55.1	$3.2	$551.1	$331.8	$123.3	$455.1	$96.0	91.6%
Mortgage	110.7	18.4	2.8	132.0	47.0	26.8	73.9	58.1	64.2
Title	247.8	6.5	.1	254.5	14.8	228.7	243.6	10.9	98.2
Other	18.0	5.4	1.5	24.9	8.2	14.9	23.1	1.8	-
Consolidated	$869.2	$85.6	$7.7	$962.6	$401.9	$393.8	$795.7	$166.8	90.1%

Nine Months Ended September 30, 2007

General	$1,611.4	$192.8	$17.2	$1,821.5	$1,072.2	$424.7	$1,497.0	$324.5	91.0%
Mortgage	377.0	57.9	8.4	443.4	363.3	77.9	441.2	2.1	114.8
Title	658.7	20.2	.9	679.9	42.1	636.7	678.9	1.0	102.7
Other	57.0	9.2	4.4	70.7	25.5	35.3	60.8	9.9	-
Consolidated	$2,704.2	$280.4	$31.1	$3,015.7	$1,503.2	$1,174.8	$2,678.1	$337.6	97.3%

Nine Months Ended September 30, 2006

General	$1,425.7	$161.8	$12.0	$1,599.6	$938.5	$362.7	$1,301.3	$298.3	90.3%
Mortgage	330.0	55.3	8.9	394.3	128.5	83.7	212.3	182.0	61.6
Title	748.5	19.9	.2	768.7	45.0	692.9	738.0	30.6	98.4
Other	57.2	13.9	4.8	76.0	29.1	48.4	77.5	(1.5)	-
Consolidated	$2,561.5	$250.9	$26.2	$2,838.8	$1,141.3	$1,187.8	$2,329.2	$509.5	89.3%

Fiscal Twelve Months Ended September 30, 2007

General	$2,087.8	$252.6	$20.1	$2,360.6	$1,387.8	$544.9	$1,932.7	$427.8	90.9%
Mortgage	491.3	76.9	10.7	579.0	424.7	105.6	530.4	48.5	105.8
Title	890.1	27.3	1.0	918.5	55.2	861.9	917.1	1.4	102.7
Other	73.9	14.0	5.9	93.9	33.7	48.8	82.6	11.3	-
Consolidated	$3,543.2	$371.0	$37.9	$3,952.1	$1,901.5	$1,561.3	$3,462.9	$489.2	96.1%

Fiscal Twelve Months Ended September 30, 2006

General	$1,881.0	$214.0	$15.6	$2,110.7	$1,239.6	$481.6	$1,721.2	$389.5	90.6%
Mortgage	437.9	73.2	12.5	523.7	174.4	111.9	286.5	237.2	62.5
Title	1,054.8	26.7	.4	1,082.0	64.0	964.9	1,029.0	53.0	97.5
Other	74.2	17.6	15.8	107.7	36.8	70.1	106.9	.8	-
Consolidated	$3,448.0	$331.7	$44.5	$3,824.3	$1,515.0	$1,628.7	$3,143.7	$680.6	89.3%

In the above tables, pretax operating income (loss) is reported net of interest charges on intercompany financing arrangements with Old Republic’s holding company parent for the following segments: General -- $3.4, $11.7, and $13.9 compared to $.3, $.9, and $1.0 for the quarter, nine months and fiscal twelve month periods ending September 30, 2007 and 2006, respectively; Title -- $.6, $1.5, and $1.6 for the quarter, nine months and fiscal twelve month periods ending September 30, 2007 compared to zero for the corresponding 2006 periods.

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Old Republic International Corporation
Add 9

Old Republic International Corporation
Segmented Operating Statistics

	Quarters Ended		Nine Months Ended		Fiscal Twelve Months Ended
	September 30,		September 30,		September 30,
	2007	2006	2007	2006	2007	2006
General Insurance:
Benefits and claims ratio	67.7%	67.3%	66.5%	65.8%	66.5%	65.9%
Expense ratio	23.0	24.3	24.5	24.5	24.4	24.7
Composite ratio	90.7%	91.6%	91.0%	90.3%	90.9%	90.6%

Paid loss ratio	56.2%	51.2%	54.5%	50.7%	53.4%*	52.9%

Mortgage Guaranty:
New insurance written:
Traditional Primary	$9,398.8	$4,561.5	$21,174.3	$12,914.6	$25,446.7	$17,883.6
Bulk	2,180.5	3,349.5	10,667.5	7,588.4	16,795.7	10,066.8
Other	197.1	379.3	443.9	520.1	507.5	955.1
Total	$11,776.5	$8,290.4	$32,285.7	$21,023.2	$42,750.0	$28,905.6

Net risk in force:
Traditional Primary					$17,070.6	$14,544.5
Bulk					2,641.7	1,986.3
Other					507.3	595.0
Total					$20,219.7	$17,125.8
By loan type:
Traditional Primary:
Fixed rate					93.6%	91.9%
Adjustable rate					6.4%	8.1%
Bulk:
Fixed rate					70.7%	62.2%
Adjustable rate					29.3%	37.8%

Earned premiums:
Direct	$157.4	$130.8	$444.2	$389.6	$579.3	$517.9
Net	$133.9	$110.7	$377.0	$330.0	$491.3	$437.9

Persistency:
Traditional Primary					76.6%	71.0%
Bulk					67.6%	69.8%

Delinquency ratio:
Traditional Primary					4.75%	4.28%
Bulk					4.84%	3.48%

Claims ratio	161.9%	42.5%	96.4%	39.0%	86.5%	39.8%
Expense ratio	15.0	21.7	18.4	22.6	19.3	22.7
Composite ratio	176.9%	64.2%	114.8%	61.6%	105.8%	62.5%

Paid loss ratio	44.1%	33.3%	39.0%	34.3%	38.5%	34.6%
Risk to capital ratio					11.4	9.7

Title Insurance:
Direct orders opened	71,931	85,457	241,350	261,521	325,107	344,654
Direct orders closed	53,787	68,107	177,439	206,077	242,416	280,677

Claims ratio	6.8%	6.0%	6.4%	6.0%	6.2%	6.1%
Expense ratio	97.5	92.2	96.3	92.4	96.5	91.4
Composite ratio	104.3%	98.2%	102.7%	98.4%	102.7%	97.5%

Paid loss ratio	5.8%	5.0%	7.0%	5.1%	6.5%	4.5%

Consolidated:
Benefits and claims ratio	66.4%	46.2%	55.6%	44.6%	53.7%	43.9%
Expense ratio	40.2	43.9	41.7	44.7	42.4	45.4
Composite ratio	106.6%	90.1%	97.3%	89.3%	96.1%	89.3%

Paid loss ratio	41.9%	35.6%	40.5%	35.3%	39.3%*	35.2%
*Excludes the effect of a casualty book of business acquired in the final quarter of 2006.